UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2010

SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware
State or Other
Jurisdiction of
Incorporation

0-25033	63-1201350
(Commission	(IRS Employer
File Number)	Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	Zip Code)

(205) 327-1400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On April 20, 2010, Superior Bancorp held its 2010 annual meeting of stockholders at which the following actions were taken pursuant to the following final voting results:

1.	The stockholders voted to elect the following persons as directors, each to hold office for a one-year term:

NAME	FOR	WITHHELD	BROKER NON-VOTES
C. Stanley Bailey	6,747,876	325,236	2,263,354
Roger D. Barker	6,750,464	322,648	2,263,354
Thomas E. Dobbs, Jr.	6,763,014	310,098	2,263,354
Rick D. Gardner	6,755,856	317,256	2,263,354
Thomas E. Jernigan, Jr.	6,602,434	470,678	2,263,354
James Mailon Kent, Jr.	6,591,250	481,862	2,263,354
Mark A. Lee	6,386,384	686,728	2,263,354
Peter L. Lowe	6,751,325	321,787	2,263,354
John C. Metz	6,592,955	480,157	2,263,354
D. Dewey Mitchell	6,772,609	300,503	2,263,354
Robert R. Parrish, Jr.	6,733,898	339,214	2,263,354
Charles W. Roberts, III	6,596,585	476,527	2,263,354
C. Marvin Scott	6,621,687	451,425	2,263,354
James C. White, Sr.	6,761,772	311,340	2,263,354

2.	The stockholders voted to adopt the Superior Bancorp 2010 Incentive Compensation Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,564,555	1,263,723	244,833	2,263,354

3.	The stockholders voted to ratify the appointment of Grant Thornton LLP as Superior Bancorp’s registered independent public accounting firm:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,112,489	64,411	159,566	0

4.	The stockholders voted to approve the overall compensation of our executives named in the proxy statement for the 2010 annual meeting of stockholders:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,038,629	1,055,120	242,717	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
SUPERIOR BANCORP
Date: April 20, 2010	By:	/s/ C. Stanley Bailey
C. Stanley Bailey
Chairman, President and Chief Executive Officer